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                                                                    Exhibit 10.1
                                                                    ------------



                              EMPLOYMENT AGREEMENT
                              --------------------


          This Employment Agreement (the "Agreement") is made as of the 1st day of April, 1996 by and between BE Aerospace, Inc., a Delaware corporation (the "Company"), and Paul E. Fulchino (the "Executive").

                                    RECITALS
                                    --------

          WHEREAS, the Company desires to employ the Executive and the Executive wishes to accept such employment on the terms and conditions hereafter set forth; and

          WHEREAS, the Company wishes to make secure for itself the experience, abilities and services of the Executive and to prevent the loss of such experience, abilities and services; and

          WHEREAS, the Executive has successfully completed drug/substance abuse testing and the Company has received the results of such testing;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

          1.  Employment.  The Company shall employ the Executive, and the
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Executive shall perform services for and continue in the employment of the
Company, for an initial period of three (3) years commencing on April 1, 1996, and ending on March 31, 1999, whereupon the Executive's employment hereunder shall automatically be extended from year to year on and after April 1, 1999, until either the Company or the Executive gives the other party at least ninety
(90) days' written notice prior to the then-applicable "Expiration Date" (as hereinafter defined) of its or his desire to terminate this Agreement, unless such employment shall have been sooner terminated as hereinafter set forth. For purposes of this Agreement, (i) the term "Employment Period" shall mean the initial three (3) year period and all extensions thereof, if any, as aforesaid, and (ii) the term "Expiration date" shall mean March 31 of either calendar year 1999 or any subsequent calendar year if the Employment Period is extended on and after April 1, 1999, as aforesaid.

          2.  Position and Duties.  The Executive shall serve the Company in the
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capacity of President and Chief Operating Officer, or in such other position as the Chief Executive Officer of the Company, his designee or the Board of Directors of the Company may designate from time to time, shall be accountable to, and shall have such other powers, duties and
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responsibilities, consistent with this capacity, as the Chief Executive Officer of the Company, his designee or the Board of Directors of the Company and the Executive shall by mutual agreement from time to time determine. The Executive shall perform and discharge, faithfully, diligently and to the best of his ability, such duties and responsibilities. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company.

          3.  Compensation.
              ------------

          (a)  Salary.  During the Employment Period, the Executive shall
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receive a salary (the "Salary") payable at the initial rate of $450,000 per annum. Such rate shall be subject to adjustment from time to time by the Board of Directors as hereinafter provided; provided, however, that it shall at no
                                      --------  -------
time be adjusted below $450,000. Commencing on April 1, of 1997, and of each year thereafter during the Employment Period, the Salary shall be increased by an amount not less than the amount determined by applying to the Salary then in effect the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index Revised -Urban Wage Earners and Clerical Workers - National - All Items (1982-84= 100) (the "Index") for the twelve month period (April through March) of the calendar year immediately preceding such April. If the Index is no longer issued, the Board of Directors and Executive shall agree upon a substitute adjustment index issued by such agency which most reasonably reflects the criteria utilized in the most recent issue of the Index. Except as otherwise provided in this Agreement, the Salary shall be payable biweekly or in accordance with the Company's current payroll practices, less all required deductions.

          (b)  Incentive Bonus.  During the Employment Period, the Executive may
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receive an incentive bonus (the "Bonus") for each fiscal year or portion thereof during which the Executive has been employed hereunder as determined by the Board of Directors of the Company at the end of the applicable fiscal year which Bonus shall not exceed 100% of the Salary.

          (c)  Expenses.  During the Employment Period, the Executive shall be
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entitled to receive prompt reimbursement for all reasonable business expenses incurred by him on behalf of the Company in accordance with Company policy.

          (d)  Fringe Benefits.  During the Employment Period, the Executive
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shall be entitled to participate in or receive benefits under any life or disability insurance, health, pension, retirement and accident plans or arrangements made generally available by the Company to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. In accordance with the Company policy, the Executive shall also be entitled to paid vacation in any fiscal year during the Employment Period as well as all paid holidays given by the Company to its employees.

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          (e)  Automobile.  During the Employment Period, the Executive shall be
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furnished with an automobile either owned or leased by the Company or an automobile allowance of $800 per month, at the discretion of  the Company.

          (f)  Stock Option Grant.  As soon as practicable after the
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commencement of the Employment Period, the Company shall grant to the Executive options to purchase 200,000 shares of the Company's Common Stock pursuant to the terms of the Company's Amended and Restated 1989 Stock Option Plan.

          (g)  Moving Expenses.  The Company will reimburse the Executive for
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reasonable expenses incurred for relocation from Massachusetts to Florida in accordance with the terms and conditions set forth in the Company's Relocation Program, a copy of which is attached as Exhibit A hereto and made a part hereof.

          4.  Termination and Compensation Thereon.
              ------------------------------------

          (a)  Termination Date.  The term "Termination Date" shall mean the
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earlier of (i) the Expiration Date; or (ii) if the Executive's employment is terminated (x) by his death, the date of his death; or (y) for any other reason, the date on which such termination is to be effective pursuant to the notice of termination given by the party terminating the employment relationship.

          (b)  Death.  The Executive's employment hereunder shall terminate upon
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his death.  In such event, the Company shall pay to such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate, an amount equal to the Salary that would have been due to the Executive had this Agreement been in effect from the date of his death until the Expiration Date.

          (c)  Incapacity.  If in the reasonable judgment of the Board of
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Directors of the Company, as a result of the Executive's incapacity due to physical or mental illness or otherwise, the Executive shall for at least six
(6) consecutive months during the term of this Agreement have been unable to perform his duties under this Agreement on a full-time basis, the Company may terminate the Executive's employment as provided in this Section 4(c). If the Company desires to so terminate the Executive, the Company shall:

(i)  give prompt notice to the Executive of any such termination; and

(ii) until the Expiration Date, continue to pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of such termination) and extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above.

                                      -3-
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          Any dispute between the Board of Directors of the Company and the
Executive with respect to the Executive's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the Board of Directors and the Executive or his duly authorized representative, whose decision shall be binding on all parties. The obligations of the Company pursuant to this Section 4(c) shall survive any termination of the Executive's employment pursuant to this Section 4(c).

          (d)  Termination by the Company.  The Company may terminate the
               --------------------------
Executive's employment hereunder for "cause". For purposes of this Agreement, "cause" shall mean (i) the Executive's material failure, refusal or neglect to perform and discharge his duties and responsibilities hereunder, other material breach of the terms hereof, or breach of any fiduciary duties he may have because of any position he holds with the Company or any subsidiary or affiliate thereof; or (ii) a felony conviction or a conviction for any crime involving the Executive's personal dishonesty or moral turpitude. If the Executive's employment is terminated pursuant to this Section 4(d), the Company shall have no further obligations to the Executive hereunder after the Termination Date, except for unpaid Salary and benefits accrued through the Termination Date.

          (e)  Change of Control.  If a "Change of Control" (as that term is
               -----------------
defined in that certain Indenture dated as of March 3, 1993, by and between the Company and United States Trust Company of New York, as trustee, in connection with the Company's 9 3/4% Senior Notes due 2003) occurs during the Employment Period and, as a result of such Change of Control, this Agreement or the Executive's employment is terminated for any reason, or the Executive resigns his employment because any of the Executive's position, powers, duties or responsibilities under Section 2 above are changed without his agreement, or any compensation or benefit payable or otherwise extended to the Executive hereunder (including without limitation Salary, incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above) is eliminated or reduced, the Company or its successor in interest shall:

(i) give prompt notice to the Executive of any such termination, change, elimination or reduction;

(ii) within thirty (30) days after the Termination Date, pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) the lump sum amount equal to two times the Executive's Salary in effect as of the Termination date, which lump sum amount shall not be pro-rated and shall be paid in addition to the Salary due and payable under (iii) below; and,

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(iii) until the Expiration Date, continue to pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of the Change of Control), and (to the extent legally practicable) extend to the Executive the applicable fringe benefits referred to in Section 3(d) above.

          The obligations of the Company pursuant to this Section 4(e) shall survive any termination of this Agreement or the Executive's employment pursuant to this Section 4(e).

          (f)  Severance Pay.  If the Executive's employment hereunder is not
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extended and this Agreement is terminated as set forth in Section 1 above, or this Agreement or the Executive's employment is terminated as a result of any Change of Control under Section 4(e) above, the Company or its successor in interest shall (i) give to the Executive ninety (90) days' prior notice of such termination, and (ii) within thirty (30) days after the Termination Date, pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) a lump sum amount equal to the Executive's Salary in effect as of the Termination Date, which lump sum amount shall not be pro-rated. The obligations of the Company pursuant to this Section 4(f) shall survive any termination of this Agreement or the Executive's employment as aforesaid.

          5.  Amendments.  No amendment to this Agreement shall be effective
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unless it shall be in writing and signed by each party hereto.

          6.  Notices.  All notices and other communications hereunder shall be
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in writing and shall be deemed given when delivered personally or sent by telecopy or three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to the Company, to it at:

          BE Aerospace, Inc.
          1400 Corporate Center Way
          Wellington, FL 33414
          Attention:  Vice Chairman

          with a copy to:

          BE Aerospace, Inc.
          1400 Corporate Center Way
          Wellington, FL 33414

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          Attention:  General Counsel

          If to the Executive, to him, at:

          11831 Pebblewood Drive
          West Palm Beach, FL 33414

          7.  Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          8.  Miscellaneous.
              -------------

          (a)  Enforceability.  The invalidity and unenforceability of any term
               --------------
or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Florida.

          (b)  Assignment.  This Agreement shall be binding upon and inure to
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the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement may be assigned by the Company. Executive may not assign or delegate Executive's duties under this Agreement without the Company's prior written approval.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        EXECUTIVE


                                        /s/ Paul E. Fulchino
                                        ----------------------------
                                        Paul E. Fulchino


                                        BE AEROSPACE, INC.


                                        /s/ R. J. Khoury
                                        -------------------------------
                                        Robert J. Khoury
                                        Vice Chairman & CEO

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